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                                                                   EXHIBIT 10.13

                                PROMISSORY NOTE


June 16, 1999                                                      $162,500.00


     FOR VALUE RECEIVED, the undersigned, Eric Swanson, hereby promises to pay to the order of Sycamore Networks, Inc. (the "Company") the principal amount of One Hundred Sixty-Two Thousand, Five Hundred Dollars ($162,500.00).

     All principal and accrued interest hereon shall be due and payable upon the earlier of:

          (i)  June 16,2004; and
          (ii) The first date on which the undersigned ceases to serve as an employee of, or consultant to, the Company.

     The undersigned may prepay this Note, in whole or in part, at any time and from time to time without premium or penalty. In addition, the undersigned agrees that he shall apply the proceeds from any sale of shares of Common Stock of the Company to the prepayment of this Note.

     This Note shall be governed by the laws of the Commonwealth of Massachusetts.

     Executed under seal as of the date first above written.



                                    /s/ Eric Swanson
                                    ---------------------
                                    Eric Swanson